UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2016

Owens & Minor, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (804) 723-7000
Not applicable
(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On January 6, 2016, Owens & Minor, Inc. (the “Company”) introduced a voluntary employee separation program (the “Program”) as part of its recently announced initiatives to reduce costs and streamline its organizational structure. The Program is available to U.S.-based salaried exempt employees who meet the Program’s age and length-of-service criteria, excluding executive officers. Employees who elect the Program will voluntarily resign their employment in exchange for certain enhanced separation benefits. The Program is expected to be substantially completed in the first quarter of 2016.
The Company currently does not know which employees will elect to participate in the Program. Accordingly, we are unable to estimate the costs of the Program although we expect these costs to consist primarily of employee severance and benefits-related costs. The Company will provide an estimate or range of costs expected to be incurred when a good faith determination can be made.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grace R. den Hartog, Senior Vice President, General Counsel & Corporate Secretary of the Company has announced that she will retire from the Company effective March 1, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: January 6, 2016	By:	/s/ Grace R. den Hartog
		Name:	Grace R. den Hartog
		Title:	Senior Vice President, General Counsel and Corporate Secretary